UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2011

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 1, 2011, the administrator of the Northern States Financial Corporation Employee Profit Sharing Trust (the “Plan”), distributed a notice to participants in the Plan informing them that the Plan will be changing investment options and recordkeepers.  Due to this change, Plan participants will be temporarily unable to direct or diversify investments in their individual accounts or receive a distribution from the Plan during a temporary blackout period that is scheduled to begin on Saturday, July 2, 2011, and is expected to end on or about Friday, August 19, 2011 (the “Plan Blackout Period”).

Because restrictions on investment changes involving the Company’s common stock held in the Plan will be in effect, on June 7, 2011, the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, as amended, they would be prohibited during the Plan Blackout Period from purchasing and selling, or otherwise acquiring, disposing or transferring shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired by them in connection with their employment as an executive officer or service as a director of the Company.  A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Any inquiries regarding the Plan Blackout Period may be made in writing to the Company’s Vice President and Corporate Secretary, Kerry Biegay, at 1601 North Lewis Avenue, Waukegan, Illinois  60085, or by telephone at (847) 244-6000.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
99.1	Notice of Blackout Period to Directors and Executive Officers of the Company dated June 7, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: June 7, 2011	By:	/s/Steven J. Neudecker
Name: Steven J. Neudecker
Title: Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
99.1	Notice of Blackout Period to Directors and Executive Officers of the Company dated June 7, 2011.